UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2005

BLUE RIDGE PAPER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina (Address of principal executive offices)		28716
		(Zip Code)

Registrant’s telephone number, including area code:  (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d).  ELECTION OF DIRECTORS.

                On January 27, 2005, the board of directors of Blue Ridge Paper Products Inc. (the “Company”), by written unanimous consent, appointed Jay Bernstein to fill a vacancy on the board of directors of the Company, effective as of such date, created by the resignation of Stephen Presser.  Pursuant to a Stockholders Agreement dated as of May 14, 1999, entered into by and among Blue Ridge Holding Corp., the Company’s parent (the “Parent”), and certain stockholders of the Parent, the board of directors of the Company is to consist in part of six directors that are designees of KPS Management, LLC, a majority stockholder of the Parent (“KPS”).  Mr. Bernstein currently is a vice president of KPS Special Situations Funds, an affiliate of KPS, and serves on the board of directors of Speedline Technologies, Inc., one of KPS’s portfolio companies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	BLUE RIDGE PAPER PRODUCTS INC.

/s/ John B. Wadsworth
Date: January 31, 2005	By:	John B. Wadsworth
Name: John B. Wadsworth
:		Title: Chief Financial Officer